UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road
Ruian Economic Development District
Ruian City, Zhejiang Province
People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code:    86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 1, 2013 (the “Resignation Date”), EFP Rotenberg, LLP (“EFP”) resigned as the principal independent registered public accountant of Sorl Auto Parts, Inc. (the “Company”).

The report of EFP on the Company’s financial statements for the years ended December 31, 2011 and 2012 did not contain adverse opinions or disclaimers of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

For the years ended December 31, 2011 and 2012 and the subsequent interim period through July 1, 2013, there were no disagreements between the Company and EFP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to EFP’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with its report. For the years ended December 31, 2011 and 2012 and the subsequent interim period through July 1, 2013, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company requested that EFP review the disclosures contained herein and asked EFP to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements the Company made in this Current Report and, if not, stating the respects in which it does not agree. A copy of EFP’s letter dated July 1, 2013 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibit is filed as part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date: July 8, 2013	/s/ Xiao Ping Zhang
Xiao Ping Zhang, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from EFP Rotenberg, LLP